Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement Number 33-60730 on Form S-8 filed March 31, 1993,

(2) Registration Statement Number 333-27459 on Form S-8 filed May 20, 1997,

(3) Registration Statement Number 333-67033 on Form S-8 filed November 10, 1998,

(4) Registration Statement Number 333-87996 on Form S-8 filed May 10, 2002,

(5) Registration Statement Number 333-105081 on Form S-8 filed May 8, 2003,

(6) Registration Statement Number 333-123218 on Form S-3/A filed May 16, 2005,

(7) Registration Statement Number 333-129636 on Form S-3 filed November 10, 2005,

(8) Registration Statement Number 333-129632 on Form S-8 filed November 10, 2005,

(9) Registration Statement Number 333-138302 on Form S-3 filed October 30, 2006,

(10) Registration Statement Number 333-140400 on Form S-3 filed February 2, 2007, and

(11) Registration Statement Number 333-142883 on Form S-4/A filed July 3, 2007,

of our report dated February 25, 2008, with respect to the consolidated financial statements and financial statement schedule of Jarden, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
New York, New York
February 23, 2009